LIMITED POWER OF ATTORNEY

I, Ron Wilson, hereby constitute and appoint
HIRANDA S. DONOGHUE and ANGELA M. PLA, with full
powers of substitution or revocation, to serve
as my Attorneys-In-Fact and Agents to exercise
the powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4 and
5 in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),
and the rules thereunder, relating to the disclosure
of my beneficial ownership of securities in Fortune
Brands Home & Security, Inc. (the "Company") and (ii)
Forms 144 in accordance with the Securities Act of
1933, as amended (the "Securities Act"), and the rules
thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such Form 3,
4, 5 or Form 144 and timely file such form with the
SEC and any stock exchange or similar authority and
take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorneys-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or Rule 144
of the Securities Act.

This Power of Attorney shall at all times be binding
with respect to all actions taken by the attorneys-
in-fact in accordance with the terms of this Power
of Attorney. The powers granted by this Power of
Attorney shall begin on September 6, 2022 and shall
continue in full force and effect until the
undersigned is no longer required to file Section 16
Reports with respect to the equity securities of the
Company, unless earlier revoked by the undersigned
in a signed writing delivered to the foregoing
attorneys-in-fact.

I, Ron Wilson, executed this Limited Power of
Attorney on this 6th day of September, 2022.

/s/ Ron Wilson
Ron Wilson